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                                                       Exhibit No. EX-99.d.3.d

                        AMENDMENT NO. 4 TO SCHEDULE A

                            UBS RELATIONSHIP FUNDS

1.  UBS Global Securities Relationship Fund
2.  UBS Global Aggregate Bond Relationship Fund
3.  UBS Large-Cap Select Equity Relationship Fund
4.  UBS U.S. Intermediate Cap Relationship Fund
5.  UBS U.S. Large-Cap Value Equity Relationship Fund
6.  UBS Small-Cap Equity Relationship Fund
7.  UBS Emerging Markets Equity Relationship Fund
8.  UBS U.S. Core Plus Relationship Fund
9.  UBS U.S. Bond Relationship Fund
10. UBS Short Duration Relationship Fund
11. UBS Enhanced Yield Relationship Fund
12. UBS U.S. Treasury Inflation Protected Securities Relationship Fund
13. UBS Short-Term Relationship Fund
14. UBS Emerging Markets Debt Relationship Fund
15. UBS Opportunistic Emerging Markets Debt Relationship Fund
16. UBS Opportunistic High Yield Relationship Fund
17. UBS Corporate Bond Relationship Fund
18. UBS All Country World Ex US Equity Relationship Fund
19. UBS Absolute Return Bond Relationship Fund
20. UBS Emerging Markets Equity Completion Relationship Fund
21. UBS U.S. Small-Mid Cap Core Equity Relationship Fund
22. UBS U.S. Small-Mid Cap Growth Relationship Fund
23. UBS U.S. Equity Long/Short Relationship Fund
24. UBS Defensive High Yield Relationship Fund
25. UBS High Yield Relationship Fund
26. UBS U.S. Cash Management Prime Relationship Fund
27. UBS U.S. Large Cap Equity Relationship Fund
28. UBS U.S. Securitized Mortgage Relationship Fund
29. UBS International Equity Relationship Fund

        This Amendment No. 4 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds and UBS Global Asset Management (Americas) Inc. dated July 1, 2002 has been agreed to as of this 2nd day of May, 2005 by the undersigned.

UBS RELATIONSHIP FUNDS                  UBS RELATIONSHIP FUNDS

By: /s/ Joseph Malone                   By: /s/ James Capezzuto
    --------------------------              ----------------------------
    Name:  Joseph Malone                    Name:  James Capezzuto
    Title: Treasurer and Principal          Title: Vice President and
           Accounting Officer                      Assistant Secretary


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UBS GLOBAL ASSET MANAGEMENT             UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.                         (AMERICAS) INC.

By: /s/ Mark F. Kemper                  By: /s/ James Capezzuto
    --------------------------              ----------------------------
    Name:  Mark F. Kemper                   Name:  James Capezzuto
    Title: Secretary                        Title: Assistant Secretary